Calculation of Filing Fee Tables
S-8
WW INTERNATIONAL, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	1,000,000	$ 34.30	$ 34,300,000.00	0.0001381	$ 4,736.83
Total Offering Amounts:						$ 34,300,000.00		$ 4,736.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,736.83
Offering Note
[1]	Covers an aggregate of 1,000,000 shares of common stock, no par value (the "Common Stock"), of WW International, Inc. (the "Registrant"), approved for issuance under the WW International, Inc. 2025 Stock Incentive Plan (the "2025 Stock Incentive Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 2025 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based on the average of the high and low prices of shares of Common Stock as reported on The Nasdaq Global Market on October 31, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A